UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2010, the Compensation Committee of the Board of Directors of Vishay Intertechnology, Inc. (“Vishay”) approved certain changes in the employment arrangements of Dr. Gerald Paul, Vishay’s President and Chief Executive Officer, and, upon the recommendation of the Compensation Committee, the Board of Directors approved certain changes in the employment arrangements of Dr. Felix Zandman, Vishay’s Executive Chairman of the Board and Chief Technical and Business Development Officer, Mr. Marc Zandman, Vishay’s Vice-Chairman of the Board and Chief Administration Officer, and Dr. Lior Yahalomi, Vishay’s Executive Vice President and Chief Financial Officer. These changes are expected to be included in amendments to the employment agreements of these executive officers.

The terms of the executives’ restricted stock units (“RSUs”) and performance-vested restricted stock units or performance stock units (“PSUs”) were modified such that in the event of (i) the termination of the executive’s employment under certain circumstances, the executive’s outstanding RSUs shall immediately vest and the outstanding PSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized; and (ii) a change of control of Vishay, all of such executive’s outstanding RSUs and PSUs shall immediately vest. Each of Dr. Gerald Paul’s and Mr. Marc Zandman’s employment arrangements will also be modified such that upon any termination (other than for cause) after attaining age 62, the executive would be entitled to the same payments and benefits they would have received if their respective employment were terminated by Vishay without cause or by the respective executive for good reason.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Vishay held its Annual Meeting of Stockholders on June 16, 2010, at which stockholders voted on the election of three directors to hold office until 2013, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and a stockholder proposal.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Directors
	For	Withheld
Dr. Felix Zandman
Common stock	78,974,900	62,173,580
Class B common stock	14,041,206	-
Total voting power	219,386,960	62,173,580
Dr. Gerald Paul
Common stock	81,974,189	59,174,291
Class B common stock	14,041,206	-
Total voting power	222,386,249	59,174,291
Frank D. Maier
Common stock	136,548,675	4,599,805
Class B common stock	14,041,206	-
Total voting power	276,960,735	4,599,805

Ratification of Independent Registered Public Accounting Firm

	For	Against	Abstain
Common stock	154,102,831	5,695,178	174,472
Class B common stock	14,041,758	-	-
Total voting power	294,520,411	5,695,178	174,472

Stockholder Proposal

	For	Against	Abstain
Common stock	4,140,115	136,759,662	248,703
Class B common stock	-	14,041,206	-
Total voting power	4,140,115	277,171,722	248,703

Item 8.01 – Other Events.

On June 16, 2010, Vishay issued a press release announcing the timing and details of its spin-off of Vishay Precision Group, Inc.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi
Name:	Dr. Lior E. Yahalomi
Title:	Executive Vice President and Chief Financial Officer